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                                                                  Exhibit (a)(5)

                           FORM OF AMENDMENT NO. 2 TO
                               TRUST INSTRUMENT OF
                               PILGRIM FUNDS TRUST

         THIS AMENDMENT NO. __ TO THE TRUST INSTRUMENT OF PILGRIM FUNDS TRUST DATED JULY 30, 1998 (the "Trust Instrument"), as amended, has been executed as of this 2nd day of November, 2001, by the undersigned, constituting a majority of the Trustees of Pilgrim Mutual Funds (the "Trust"):

         WHEREAS, Article XI, Section 11.3 of the Trust Instrument of the Trust provides that for purposes of determining the shareholders who are entitled to vote or act at any meeting of shareholders or any adjournments thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be not more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution; and

         WHEREAS, the Trustees of the Trust wish to amend the Trust Instrument to permit a longer period of time between the record date and meeting date for a meeting of shareholders or the payment date for the payment of any dividend or distribution.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Trustees hereby amends Article XI, Section 11.3 of the Trust Instrument of the Trust to provide that for purposes of determining the shareholders who are entitled to vote or act at any meeting of shareholders or any adjournments thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution.

         FURTHER RESOLVED, that in furtherance of the above resolution, Article XI, Section 11.3 of the Trust Instrument of the Trust shall be stricken in its entirety and the following inserted in its place:

                  Section 11.3 Establishment of Record Dates. The Trustees may close the Share transfer books of the Trust for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting

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         of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


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         John G. Turner                              Jock Patton


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         Paul S. Doherty                             David W.C. Putnam


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         Alan L. Gosule                              Blaine E. Rieke


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         Walter H. May                               Richard A. Wedemeyer


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         Thomas J. McInerney